UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2010 (July 16, 2010)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO PURCHASE ADDITIONAL PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS FROM COMMONWEALTH REIT.  IN FACT, OUR OBLIGATIONS TO COMPLETE THESE PURCHASES ARE SUBJECT TO VARIOUS CLOSING CONDITIONS AND CONTRACTUAL CONTINGENCIES TYPICAL OF LARGE COMMERCIAL PROPERTY TRANSACTIONS AND AS A RESULT, SOME OF THESE PURCHASES MAY BE ACCELERATED, SOME MAY BE DELAYED AND SOME MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K dated June 18, 2010, or the June 18th Current Report, filed by Government Properties Income Trust, or GOV, we or us, we entered into a series of Purchase and Sale Agreements, dated as of June 14, 2010, or the Purchase Agreements, for the purchase of 15 properties that are majority leased to government tenants, or the CWH Government Buildings, from certain subsidiaries of CommonWealth REIT, or CWH.  The Purchase Agreements were more fully described in the June 18th Current Report.

On June 16, 2010 and July 16, 2010, we purchased a total of eight of these buildings from CWH, located in Arizona, Kansas, Massachusetts, Georgia, Minnesota, California, and New Mexico, for an aggregate purchase price of approximately $88.7 million, excluding acquisition costs.  We funded these acquisitions using cash on hand and borrowings under our revolving credit facility.

On June 8, 2009, we issued 10,000,000 of our common shares of beneficial interest, $0.01 par value per share, in our initial public offering and became a separate publicly owned company.  For more information about our relationship with CWH and with Reit Management & Research LLC, a company which provides management services to us and to CWH, please see the June 18th Current Report.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

We have previously filed with our Current Report on Form 8-K/A dated July 2, 2010, the Combined Statements of Revenues and Certain Operating Expenses for the CWH Government Buildings, for the three month periods ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007, along with the related Notes to Combined Statements of Revenues and Operating Expenses.

(b)  Pro Forma Financial Information.

We have previously filed with our Current Report on Form 8-K/A dated July 2, 2010, pro forma financial data for us, which includes the CWH Government Buildings, as well as other transactions, including acquisitions we have completed since March 31, 2010 (balance sheet) and January 1, 2009 (statement of income).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	Treasurer and Chief Financial Officer

Dated:  July 21, 2010